Exhibit 10.51

TFC TEXTRON

RFC Capital Corporation Subsidiary of Textron Inc.	11575 Great Oaks Way Suite 210 Alpharetta, Georgia 30022 (770) 360-9600

Robert J. Dysart Senior Account Executive	Direct Dial: (770) 360-1462 Fax: (770) 360-1672

April 1, 2003

VIA US. MAIL and

FACSIMILE (312) 419-0172

Avery Communications, Inc.

ATTN: Thomas C. Ratchford

2700 Patriot Boulevard, Suite 150

Glenview, IL 60025

Re: Waiver of Breach of Receivables Sale Agreement

Dear Mr. Ratchford:

We refer to the Receivables Sales Agreement dated as of December 19, 2001 between HBS Billing Services Company and ACI Billing Services, Inc. (individually and collectively, as “Seller and Subservicer”) and RFC Capital Corporation (“RFC”), as Purchaser (the “Agreement”)

This letter will confirm our recent conversations regarding the Seller and Subservicer’s violation of Section 4.3(e) of the Agreement. While failure to perform the Seller and Subservicer’s requirement under this section of the Agreement is a default under the Agreement, RFC has elected not to declare a default and, pursuant to Seller and Subservicer’s request, RFC waives the covenant default for the Seller and Subservicer’s fiscal year ending December 31, 2002.

As a reminder, however, RFC’s willingness to tolerate a default during any period is not an implied waiver of any of its rights and remedies nor should it be deemed or construed as waiver of any future default under any of the terms of the Agreement. Accordingly, to avoid a misunderstanding, please be advised that RFC retains all of its rights and remedies under the Agreement, including the right to accelerate the Seller and Subservicer’s obligations after default without notice, with respect to any other or future default under the Agreement.

This letter will also serve as notice that RFC insists on Seller and Subservicer’s strict

Avery Communications, Inc.

ATTN: Mr. Thomas C. Ratchford

April 1, 2003

Compliance with all of the Agreement’s terms and provisions.

If you have any questions or comments, please feel free to call.

Sincerely,

RFC CAPITAL CORPORATION

Robert J. Dysart, Jr.

Senior Account Executive

cc: Steve Schott